Exhibit 99.1

Dear Friends and Shareholders,

Jerry Maguire has always been one of my favorite films. Of course it’s a great story, brilliantly acted and directed. But it is also filled with wonderful insights into both life and business.

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Cuba Gooding Jr's (Rod Tidwell) iconic line, 'Show me the money', is one. As he gets Tom Cruise (Jerry) to repeat it over and over again, it underscores Jerry's task as Rod Tidwell's agent.

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Inside Genius Brands, I am YOUR agent, and I’m excited to say that 2015 will be the year where we show you the money.

As we went through the payroll and accounts, this first period in January, it was a wonderful harbinger of 2015, because we took in more cash than we spent. Of course, this doesn’t mean that every future accounting period will mean that, however, our recently received checks from TARGET, NETFLIX, and PBS Home Entertainment, underscored for us that Genius Brands products are finally coming into the marketplace. In addition, we are now seeing royalties and deal flow from our newly acquired brands we represent: Psycho Bunny, From Frank, and Celessence (more)...

2014 was the first full year A Squared Entertainment took over the management of Baby Genius, and set upon the task to engineer a new type of company in children’s entertainment. One which would distinguish itself from Disney and others by focusing not only on creating timeless content, but also with enriching values for kids. This notion which we call "Content With a Purpose", was engineered to build a robust profitable business, based on the creation of timeless kids entertainment assets, that will be globally merchandised. We began to build a diversified portfolio of content which starts with toddlers and continues on up through tweens, and debunk the notion that successful commercial entertainment cannot also enrich. Ergo, GENIUS BRANDS INTERNATIONAL.

We recognized the ever increasing hours kids are spending in front of screen, whether it be televisions, smart phones, tablets, or game platforms. Many parents wanted their kids in front of screens, not just entertained with 'empty calories', but also enriched, and having learned something. This basic notion of 'content with a purpose' is our MOAT. This 'moat' is what separates us and makes Genius Brands content able to thrive in a competitive landscape.

Let's look at what we did in 2014, and then let’s talk about 2015.

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2014:

•	We built an infrastructure of top Emmy Award winning talent in house, to create and produce high quality and evergreen kids entertainment.

•	We built an infrastructure of distribution outlets to bring our entertainment to the marketplace (i.e. Comcast, Netflix, Sony, Bertelsmann Music Group, American Public Television, iTunes, Discovery TV, PBS Home Entertainment, Leap Frog).

•	We recruited one of the finest and most accomplished boards of directors in America. (Former California Governor Gray Davis, Tony Thomopoulos former President of ABC Entertainment, Clark Hallren former Managing Director of JP Morgan's entertainment group, Jeff Weiss CEO of American Greetings, Lynne Segall, Publisher of Hollywood Reporter, Bernie Cahill, CEO of Roar Management).

•	We expanded from 4 brands to 10 brands. (Edison's Secret Lab, Secret Millionaires Club, Stan Lee property 1, Baby Genius, Ready Play Learn, Psycho Bunny, From Frank, Celessance, and 3 upcoming brands, a girls tween brand, a girls 4-7 brand, and a pre-school publishing brand).

•	We eliminated ALL INSTITUTIONAL DEBT from the previous company.

•	We secured a line of credit from Sun Trust. (…one which we have not drawn upon)

•	We raised NEW cash to execute our business plan, and we are actively looking for opportunistic acquisitions which are accretive and strategic.

•	We secured OVERSEAS PRODUCTION PARTNERS WHO FINANCE ANIMATION PRODUCTION in exchange for participations in the profits from the brands. (Read: We eliminate the lion’s share of all our production costs.)

Another way of putting it is that 2014 was used to create a highly efficient company able to create, fund, and produce, kids content and insure it comes to the global media marketplace, and then to the retail consumer marketplace with licenses across all categories of products.

•	We have a proven team, most of whom come from Disney, Warner Brothers, Hanna Barbera, and Hasbro.

•	We have a diverse portfolio of brands covering girls, boys, toddler, tweens.

•	This is a company built to make profitable kids content, and license consumer products based on that content.

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2015:

The seeds have been planted.

Shows have been created.

Many are in production.

Many are already in distribution.

Licensees of consumer products have been signed on, products are coming in to the marketplace. With each new brand, more products come in to the marketplace.

Kid series run a 3-year gestation period from Development-Production-to Distribution-Retail. Our first brands (both wholly owned and represented) are reaching retail this year.

•	Secret Millionaires Club
•	Baby Genius
•	Psycho Bunny
•	From Frank

Starting this year and next, we expect to have that number double in the marketplace. So in addition to the above which will be present, we will add:

•	Thomas Edison’s Secret Lab
•	Space Princesses (working title)
•	A 2nd girls property
•	Pre-school publishing property
•	Ready Play Learn (Baby Genius spinoff)
•	New Stan Lee property

We now have Thomas Edison’s Secret Lab coming forth with global distribution and exposure.

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We are already realizing millions of dollars of value by virtue of laying off animation costs in India and China in exchange for granting rights to those territories as well as a portion of worldwide distribution.

Though we don’t recognize that value as income, the value is evident in the creation of valuable assets and film catalogue which in turn is licensed for fees globally, but without the associated costs of production around them. (Our partners recoup their investment through participations in their home territories and/or through participations in global revenue after recoupment).

A film catalogue, in my opinion, is the single most important data point of value for an entertainment company, and our catalogue is growing dramatically. No less important, it is being licensed widely, and that licensing exposure in the U.S. and abroad, in turn, gives rise to merchandising and consumer product royalty revenue being generated.

We are in dialogue with virtually every major retailer as well as electronic retailers like Amazon, where we have an important burgeoning relationship with our Baby Genius brand.

Our Psycho Bunny property we manage is now in retailers including Nordstroms, Neimans, Saks, and Bloomingdales, among others, and experiencing a meteoric rise in sales and licensees as noted in the recent press.

Each of our brands runs a 3 year cycle to see it arrive to the marketplace. For most of our brands, we are just entering the second year, yet we are already seeing material amounts of cash flowing in to the company.

Let me share another important observation:

This last weekend was the Golden Globe Awards. For the first time ever, an original NETFLIX series (House of Cards) and an original AMAZON series won awards.

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A couple of years ago that would be unimaginable.

But people are getting their media and brands exposed today, through channels and sources that DIDN’T EVEN EXIST A FEW SHORT YEARS AGO.

Nowhere is that more apparent than with KIDS ENTERTAINMENT.

In fact, a prominent Kids media journal, Kidscreen recently published a poll of its audience which cited Netflix as the single most important destination of kid viewers today.

•	Our shows are on Netflix.
•	Our shows are on Comcast On Demand,
•	…and as we speak, we are preparing the meta data for our shows to be distributed across Amazon and iTunes.

Our company has been created to take advantage of the digital world in which kids live and breathe, and the patterns of kids media consumption which define their world.

Finally and most importantly, we now today have 43 consumer products licenses across all our properties. They range from publishing to toys to apparel to stationary, to soft goods, to feeding, to any number of product categories. We are in negotiation with many more licensees, and we are expecting to have approximately 111 licenses by the end of 2015.

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This means that by the end of 2015, 111 different companies will be undertaking manufacturing products based on owned and managed brands and characters. Each licensee will be a manufacturer of multiple products. For example, we have a novelty licensee of Secret Millionaires Club who has half a dozen or so novelty products coming forth. We have a toy licensee for Baby Genius who has even more toy category products.

As we end 2015, there will literally be hundreds of products in the market place based on properties owned and/or represented by Genius Brands. Each and every single product will be a royalty contributor to the growing income of Genius Brands International.

Internationally, we have barely scratched the surface, yet we are seeing more and more pickup of our shows and brands abroad. We have 25 different broadcasters and home entertainment distributors today presenting our programs, and we expect to have 60 by the end of 2015…

I began by saying the first week of the new year was one where for the first time cash in, exceeded cash out. In 2015 and beyond, we expect that news to grow.

The energy and excitement around growth inside our company is palpable, and we look forward to sharing it with you, our shareholders.

Andy Heyward

Chairman & CEO

Genius Brands International, Inc.

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